                    INTELLIGENT CONFIGURATION MANAGEMENT(TM)
                            SOFTWARE PRODUCT LICENSE




         This agreement ("Agreement") is made on ____________, 1998 between METALOGICS, INC., a Delaware corporation, with its principal place of business at ___________________________ (the "Licensor"), and
____________________________, a _________ corporation, with its principal place of business at ____________________________________________ (the "Licensee").


RECITALS

A. The Licensor has developed certain software products and accompanying documentation (the "Software" and "Documentation" respectively, as further defined below and in the attached Schedule) marketed by Licensor under the trademark "INTELLIGENT CONFIGURATION MANAGMENT."

B. The Licensor wishes to grant to the Licensee, and the Licensee wishes to accept from the Licensor, a license to use the Software and Documentation on the terms and conditions set forth in this Agreement.


IN CONSIDERATION OF THE FOREGOING RECITALS and of the mutual promises contained in this Agreement, the parties agree as follows:



1.       DEFINITIONS

         The following terms shall have the meanings set forth below:

         1.1 "Access Codes" mean the security codes issued by the Licensor to the Licensee to enable users to access the Software.

         1.2 "Documentation" means the standard documentation developed by the Licensor to support the Software available on the Internet as of the date of this Agreement, and any updates thereto that Licensor may make available from time to time.

         1.3 "Fields of Use" means the fields of use set forth in the Schedule, if any.

         1.4 "Fees" means the amounts payable by the Licensee to the Licensor as set forth in the Schedule.

         1.5 "Permitted Number of Servers" means the maximum number of computer servers upon which the Software and Documentation may be loaded at any time, as set forth in the Schedule.

         1.6 "Permitted Number of Users" means the maximum number of users who can concurrently access the Software and Documentation using Access Codes at any time, as set forth in the Schedule.

         1.7 "Program Concepts" means the techniques and ideas embodied and expressed in the Software, including the structure, sequence and organization of the Software.

         1.8 "Proprietary Information" means the Software, Documentation and Program Concepts, any archival or back-up copies thereof, and any information which has been identified as proprietary by the disclosing party. "Proprietary Information" shall not include information which the disclosing party can show (1) was in its possession prior to the disclosure made by the non-disclosing party; (2) subsequently came into the disclosing party's possession through channels independent of the non-disclosing party and in a manner that was not in violation of any obligation of confidentiality; (3) was independently developed by employees of the non-disclosing party who had not had access to the confidential information or trade secret; (4) entered the public domain through no fault of the disclosing party; or (5) is disclosed or used with the prior written permission of the non-disclosing party.

         1.9 "Schedule" means the schedule attached to this Agreement and forming part of this Agreement.

         1.10 "Software" means (a) all software components in machine readable and/or printed form delivered by the Licensor to the Licensee pursuant to this Agreement, as identified in the Schedule together with such additional software components in machine readable form that Licensor agrees in writing to provide to Licensee from time to time; and (b) any full or partial copies of the foregoing software.

         1.11 "Technical Support" means the technical support and maintenance services to be provided by the Licensor to the Licensee as set forth in the Schedule and/or a separate Software Support Agreement between the parties.

         1.12 "Trademarks" means the trademarks, service marks and trade names of the Licensor wherever used or registered.

         1.13 "Use" means copying or loading any portion of any part of the Software and Documentation from storage units or media into any equipment for processing, or using the Software and/or Documentation once so loaded, or the operation of any machine instruction or procedure using any part of the Software and/or Documentation, or using any of the Documentation supplied with the Software, as may be further limited to Fields of Use set forth in the Schedule, if any.

2.       GRANT OF LICENSE.

         2.1 Grant of License. Subject to the provisions contained herein, the Licensor hereby grants to Licensee and Licensee hereby accepts a non-exclusive, non-assignable (except as expressly permitted in Section 11.4 below) license to Use the Software and Documentation, or portions thereof, with respect to the Permitted Number of Servers and Permitted Number of Users.

         2.2      Access Codes.   The Licensor shall provide the Licensee with
                  Access Codes for the Permitted  Number of Users.

3.       TECHNICAL SUPPORT

         3.1 Technical Support. During the warranty period the Licensor shall provide the Licensee with such Technical Support as is specified in the Schedule.

4.       PRICE, PAYMENT AND DELIVERY

         4.1 Fees. The Licensee shall pay to the Licensor the Fees at such times and at such rates as are specified in the Schedule.

         4.2 Delivery. Unless an alternative method of delivery of the Software and the Documentation is specified in the Schedule, the Software and Documentation will be deemed to be delivered when the Licensee has physical possession of the Software and Documentation and the Licensor has provided the Access Codes to the Licensee for the Permitted Number of Users.

         4.3 Taxes and other Imposts. The Licensee is responsible for all taxes (except taxes based on the Licensor's income), duties, levies, excises or tariffs, related to the Software and the Documentation.

         4.4 Late Payment. If any amounts due under this Agreement are not paid when due, the Licensor may, at its option, without further notice to the Licensee, and without limiting the Licensor's other available remedies:

                  (a) suspend its further obligations to the Licensee under this or any other agreement between the Licensor and the Licensee; and

                  (b)      in the event that such amounts remain unpaid thirty
                           (30) days after receipt by Licensee of written notice from Licensor that such amounts are overdue, in its discretion exercise any of its termination rights under this Agreement. In such case the Licensee must cooperate with the Licensor.

         4.5 Survival of Obligations. The obligations of the Licensee under this Article to pay all amounts accrued prior to the effective date of termination will survive termination of this Agreement and will continue in full force and effect thereafter.

5.       LIMITED WARRANTY

         5.1 Limited Performance Warranty and Warranty Period. The Licensor warrants that, for a period of one hundred and eighty (180) days from the date of delivery (the "Warranty Period"), the Software, if operated as directed in the Documentation, will substantially achieve the functionality described in the Documentation. The Licensor does not warrant, however, that the Licensee's use of the Software will be uninterrupted or that the operation of the Software will be error-free or secure. Notwithstanding the foregoing, Licensee acknowledges and agrees that complete Year 2000 compatibility depends on a variety of factors, including without limitation, third party software, hardware and data feeds over which neither Licensor nor Licensee have control and that Licensee's systems may therefore experience Year 2000 compatibility problems.

         5.2 Title Warranty. The Licensor represents and warrants that, to its knowledge, the Software and the Documentation do not infringe any valid copyright, patent, trade secret or other intellectual property right of any third party. In the event of any such claimed infringement, Licensor will, at its own expense, defend Licensee against such claim. If in any suit or proceeding based on such claim, the Software and/or Documentation is held to infringe the intellectual property of any third party, Licensor shall, at its own option and expense, (1) promptly procure the right for continued Use of such Software and/or Documentation by Licensee, (2) promptly replace or modify such Software and/or Documentation so that it becomes non-infringing or (3) return to Licensee all payments made under this Agreement and terminate the license granted hereunder.

         5.3 The Licensor's Obligation to Correct or Replace Defects. The Licensor's sole liability for any breach of the Performance Warranty in Article 5.1 shall be, in the Licensor's sole discretion:

                  (a)      to repair or replace the Licensee's defective
                           Software; or

                  (b) to advise the Licensee how to achieve substantially the same functionality with the Software as described in the Documentation through a procedure different from that set forth in the Documentation; or

                  (c) if the above remedies are impracticable, to refund the Fees that the Licensee paid for the Software.

         5.4 Repaired or Replaced Software and Documentation. Repaired or replaced Software and Documentation shall be covered by this limited warranty for the period remaining under the warranty that covered the original Software, or if longer, for thirty
                  (30) days after the date:

                  (a) of delivery to the Licensee of the repaired or replaced Software; or

                  (b) the Licensor advised the Licensee how to operate the Software so as to achieve the functionality described in the Documentation.

         5.5 Licensee Defect Reports The Licensor will have no warranty obligation unless:

                  (a) the Licensee informs the Licensor, during the applicable warranty period, of a failure of the Software to achieve the functionality described in the Documentation; and

                  (b) the Licensee provides evidence of the date the Licensee purchased a license to the Software.

                  The Licensor will use reasonable commercial efforts to repair, replace, advise or refund pursuant to the foregoing warranty within five (5) days of being so notified.

         5.6 EXPRESS DISCLAIMER. THE WARRANTIES SET FORTH IN THIS ARTICLE 5 ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE LICENSOR. THE LICENSOR DISCLAIMS ALL OTHER WARRANTIES EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT TO THE EXTENT THAT ANY WARRANTIES IMPLIED BY LAW CANNOT BE VALIDLY DISCLAIMED. THE PROVISIONS OF THIS SECTION SHALL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT. NO LICENSOR DEALER, AGENT, OR EMPLOYEE IS AUTHORIZED TO MAKE ANY MODIFICATIONS, EXTENSIONS, OR ADDITIONS TO THIS WARRANTY.

         5.7 Scope of Warranty. If any modifications are made to the Software by the Licensee during the warranty period or if the Licensee violates the terms of this Agreement, then this warranty shall immediately be terminated. This warranty shall not apply if the Software is used on or in conjunction with hardware or software other than the unmodified version of hardware and software with which the Software was designed to be used as described in the Documentation.

         5.8 Post-Warranty Maintenance and Upgrades. In the event that Licensee wishes to receive technical support and upgrades following the expiration of the Warranty Period, Licensee may obtain Licensor's standard maintenance and upgrade services upon payment of the annual fee set forth on the schedule.

         5.9 Survival of Obligations. The obligations, rights and remedies of the Licensee and the Licensor under this Article will survive termination of this Agreement and will continue in full force and effect thereafter.

6.       LIMITATION OF LIABILITY

         6.1 EXCLUSION OF DAMAGES. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL THE LICENSOR OR THE LICENSEE, OR THEIR RESPECTIVE SUPPLIERS OR RESELLERS, BE LIABLE TO THE OTHER OR ANY OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES. IN NO EVENT WILL THE LICENSOR OR THE LICENSEE BE LIABLE FOR ANY DAMAGES IN EXCESS OF THE AMOUNT THE LICENSOR RECEIVED FROM THE LICENSEE FOR A LICENSE TO THE SOFTWARE, EVEN IF SUCH PARTY SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY.

         6.2 Survival of Obligations. The agreements of the Licensee and the Licensor under this Article will survive termination of this Agreement and will continue in full force and effect thereafter.

7.       PROPRIETARY RIGHTS

         7.1 Title and Ownership. Title and ownership of all proprietary rights in the Software and Documentation, including any copyright, patent, trade secret, Trademarks, trade name or other intellectual property right, will at all times remain the property of the Licensor or its licensors and/or suppliers. This section shall survive termination of the Agreement.

         7.2 Modifications and Enhancements. This Agreement does not grant the Licensee any right to any enhancement or update to the Software and Documentation. The Licensor may from time to time offer enhancements or updates to the Software and Documentation as and when they become available at the Licensor's then current list price. The Licensee is under no obligation to accept such enhancements or updates.

         7.3 Copyright and Copying. Unless otherwise provided for in the Schedule, the Licensee shall not:

                  (a) knowingly or negligently permit other individuals to Use the Software and Documentation except in accordance with the terms and conditions of this Agreement;

                  (b) modify, translate, reverse engineer, decompile, disassemble (except to the extent applicable laws specifically prohibit such restriction), or create derivative works based on the Software;

                  (c) publish or provide any results of benchmark tests run on the Software to a third party without the Licensor's prior written consent;

                  (d) rent, lease, grant a security interest in, or otherwise transfer rights to the Software or Documentation except as specifically permitted herein

                  (e) exceed the Permitted Number of Users except as put forth in the schedule.

                  The obligations of the Licensee and the Licensor under this section will survive termination of this Agreement and will continue in full force and effect thereafter.

         7.4 Proprietary Notices. Subject to any express provision to the contrary in the Schedule, the Licensee agrees not to remove or obliterate any copyright, trademark or proprietary rights notices of the Licensor or the Licensor licensors from the Software or Documentation.

         7.5 Use Audit Right. During normal business hours and any time during which the Software and Documentation is in Use, the Licensor or its authorized representative shall have the right, upon one business day's notice, to audit and inspect the Licensee's Use of the Software and Documentation for the purpose of determining whether the Licensee is complying with the provisions of this Agreement.

8.       U.S. GOVERNMENT END USERS

         8.1 Government End Users. The Software is a "commercial item," as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4 (June 1995), all
                  U.S. Government End Users acquire the Software with only those rights set forth herein.

9.       TERM AND TERMINATION

         9.1 Term of Agreement. Unless sooner terminated as provided herein, this Agreement and the licenses granted hereunder shall become effective upon execution by the Licensor and the Licensee and shall continue in effect for the duration of the period set forth in the Schedule. If no period is specified in the Schedule the Agreement will continue until such time as it is terminated in accordance with the provisions of this Agreement or otherwise by agreement of both parties in writing.

         9.2 Cause for Termination. This Agreement and the license provided hereunder shall terminate upon the earlier to occur of the following:

                  (a) upon thirty (30) days after either party gives the other written notice of the other's material breach of any provision of the Agreement (other than those specific breaches specified below) unless the breaching party has cured such breach during such 30 day period;

                  (b) immediately upon the Licensor giving the Licensee notice of the Licensee's breaching Section 7.3 (a),
                           (b), (c)or (d); or

                  (c) immediately upon written notice from either party if any one or more of the following events with respect to the other party remain uncured for more than sixty
                           (60) days:

                           (i)      entry of an order for relief under
                                    Title 11 of the United States Code;

                           (ii) the making of a general assignment for the benefit of creditors;

                           (iii) the appointment of a general receiver or trustee in bankruptcy of a party's business or property; or

                           (iv) action under any state insolvency or similar law for the purpose of bankruptcy, reorganization, or liquidation;

                           unless within the specified sixty (60) day period, the party in bankruptcy (including its receiver or trustee in bankruptcy) provides to the other party adequate written assurances, reasonably acceptable to such other party, of the party in bankruptcy's continuing ability and willingness to fulfill all its obligations under this Agreement.

         9.3 Effect of Termination In the event of any termination of this Agreement in accordance with this Article, neither party shall be liable to the other for any damages caused by such termination for loss or prospective profits or anticipated sales or for expenditures, inventories, investments, leases or commitments in connection with the business or good will of Licensee or the Licensor. Notwithstanding any termination, the Licensee's obligations to pay all Fees accrued prior to the date of termination shall continue. In the event of expiration or termination by the Licensor for the Licensee's material breach, the Licensee will return or destroy all copies of the Software and Documentation provided to the Licensee by the Licensor within thirty (30) days after the effective date of such termination. The provisions of this Section shall survive expiration or termination of this Agreement.

10.      CONFIDENTIALITY.

         10.1 Confidentiality Obligations. The Licensor and the Licensee each shall hold in confidence all Proprietary Information. Each party shall take precautions to prevent any unauthorized disclosure or use of the other's Proprietary Information consistent with precautions used to protect such party's own confidential and trade secret information, but in no event less than reasonable care.

         10.2 Continuing Obligations. The Licensor and the Licensee each will keep the Proprietary Information in confidence and trust during the term of this Agreement and after termination, and will not use the Proprietary Information other than as permitted under the Agreement.

11.               GENERAL PROVISIONS

         11.1 Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts beyond the reasonable control of such party. Such acts shall include but not be limited to acts of God, strikes or other labor disputes, riots, acts of war, governmental regulations superimposed after the fact, communication line failures, power failures, fires, earthquakes or other natural disasters.

         11.2 Compliance with Laws. The Licensee shall act in strict compliance with all applicable laws, ordinances, regulations and other requirements of any and all national, federal, state, county, municipal or other governmental authorities, including without limitation all export regulations, and obtain all permits, licenses or other consents necessary for the performance of its duties under this Agreement. Further, the Licensee shall indemnify and hold the Licensor harmless from any claim or damages (inclusive of the Licensor's reasonable attorney's fees) made against the Licensor as a result of the Licensee's failure to act in compliance with the foregoing.

         11.3 Notices. All notices, demands, or consents required or permitted hereunder will be in writing and will be sent by personal delivery or facsimile, or mailed by certified or registered mail to the respective parties at the addresses first set forth above or at such other address as will have been given to the other party in writing for the purpose of this Section. Such notices and other communications will be deemed effective upon the earliest to occur of (a) actual delivery confirmed in person or by facsimile, or (b) five business (5) days after mailing, postage prepaid, by certified mail return receipt requested.

         11.4 Assignment. The Licensee shall not assign any rights or delegate any obligations under this Agreement without the prior written consent of the Licensor, provided, however, that: (i) Licensor shall not unreasonably withhold its consent to such assignment or delegation, and (ii) Licensee may make such assignment or delegation without consent in connection with a consolidation, merger, or sale of all or substantially all of its assets. Subject to the above restriction on assignment, this Agreement will inure to the benefit of and bind the successors and assigns of the parties.

         11.5 Non-Waiver. The failure of either party at any time to require performance by the other party of any provisions of this Agreement will not affect in any way the full right to require such performance at any time thereafter. Nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

         11.6 Governing Law. The validity, interpretation, and performance of this Agreement will be controlled by and construed under the laws of the State of New York. Any disputes between the parties concerning this Agreement which cannot be resolved by good faith negotiation shall be resolved through binding arbitration under the Rules of the American Arbitration Association ("AAA"). Such arbitration shall be conducted by a single arbitrator knowledgeable about computer software and fluent in the English language, who shall be mutually agreeable to the Licensor and Licensee. If Licensor and Licensee fail to agree on an acceptable arbitrator within twenty (20) days of a demand for arbitration, then the AAA shall make such appointment. The arbitration hereunder shall be in accordance with the Rules of Commercial Arbitration of the AAA, as amended and in effect as of the date of this Agreement. Such arbitration, including the rendering of the awarded, shall take place in New York City, and the language of such proceeding (including written submissions by the parties) shall be English. The arbitrator shall state the reasons for his or her award. The award of any such proceeding shall be final, conclusive and binding upon the parties. Judgement upon such award may be entered in and executed upon by the prevailing party in any competent court in any court having jurisdiction thereof, or application may be made by the prevailing party to any such court for judicial acceptance of such award and an order of enforcement. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

         11.7 Compliance with Export Laws. The Licensee acknowledges that the laws and regulations of the United States restrict certain export and re-export of commodities and technical data of United States origin, including the Software. The Licensee agrees that it will not export or re-export the Software in any form without the appropriate United States and foreign government licenses.

         11.8 Severability. If any provision of this Agreement is held invalid or unenforceable for any reason, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provision.

         11.9 Attorneys' Fees. If any dispute arises between the Licensee and the Licensor with respect to the matters covered by this Agreement which leads to a proceeding to resolve such dispute (including a dispute submitted to arbitration), the prevailing party in such proceeding will be entitled to receive its reasonable attorney fees and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be awarded.

         11.10 Independent Contractors. The relationship of the Licensor and the Licensee established by this Agreement is that of licensor and licensee, and nothing contained in this Agreement shall be construed to create an agency relationship between the parties or to allow the Licensee to create or assume any obligation on behalf of the Licensor for any purpose whatsoever.

         11.11 Equitable Relief. The Licensee hereby acknowledges that its material breach of this Agreement including, without limitation, unauthorized disclosure or use of the Licensor Proprietary Information shall cause irreparable harm and significant injury to the Licensor which may be difficult to ascertain and that a remedy at law would be inadequate. Accordingly, the Licensee agrees that the Licensor will be entitled to immediate injunctive relief to enforce obligations under this Agreement in addition to any other rights and remedies it may have.

         11.12 Complete Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous proposals, oral or written, and all other communications between them relating to the subject matter of this Agreement.

         11.13 Section Headings. The section headings in this Agreement are solely for convenience and will not be considered in its interpretation.

         11.14 Counterparts. This Agreement may be signed in one or more counterparts, all of which together will constitute one and the same original agreement.

         11.15 Survival of Obligations. The obligations of the Licensee and the Licensor under Article will survive termination of this Agreement and will continue in full force and effect thereafter.

IN WITNESS WHEREOF, the Licensor and the Licensee have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

META4, INC.                                                   [LICENSEE]


By:______________________________            By:_______________________________
Signature                                    Signature

_________________________________            __________________________________
Name                                         Name

_________________________________            __________________________________
Date                                         Date

                                    SCHEDULE


SOFTWARE
--------

                                                                         Total                    Total
                                                                       Number of                 Number of
        Number          Product Name             Version             Permitted Users          Permitted Servers

        1___          _______________________     ________         __________________        ___________________

        2___          _______________________     ________         __________________        ___________________

        3___          _______________________     ________         __________________        ___________________

        4___          _______________________     ________         __________________        ___________________


FIELDS OF USE

     The Use of the Software and Documentation is not restricted to any Fields of Use.


FEE STRUCTURE


            X         License Fee

                      The Licensee shall pay to the Licensor the following license fee within 30 days of the date of delivery of the Access Codes to the Licensee:

                      $ _____________ times the Permitted Number of Servers

                      $ _____________ times the Permitted Number of Users



            X         Annual Maintenance and Upgrade Fee

     In the event that Licensee wishes to receive technical support and upgrades following the expiration of the Warranty Period, Licensee may purchase such services ("Maintenance and Support Services") on an annual basis (each consecutive twelve (12) month period being hereinafter referred to as a "Maintenance Period")for an amount equal to eighteen percent (18%) of Licensee's standard list price for the Software at the commencement of the applicable Maintenance Period (the "Annual Maintenance Fee"). To be eligible to purchase Maintenance and Support Services, the Licensee shall pay to the Licensor the Annual Maintenance Fee prior to the expiration of the 180-day Warranty Period. Thereafter, Licensor shall invoice Licensee for the Annual Maintenance Fee thirty (30) days prior to the expiration of each Maintenance Period and 11 months and such invoice is due and payable within 30 days.

Maintenance and Support Services shall consist of "Error Correction," "Updates," "Telephone Assistance" and "Electronic Mail," all as set forth below. Licensor agrees to support the current and one previous version of the Software Product.

         Error Correction. Documented errors in that part of the Software Product written by Licensor will be corrected by Licensor. Documented errors found to exist in that part of the Software provided to Licensor by third party vendors will be forwarded to the appropriate third party vendor for resolution. Licensor will use reasonable efforts to obtain a timely response from its third party vendors. If a reported error has caused the licensed Software Product to become inoperable, Licensor shall use reasonable efforts to correct the error or provide a bypass around such error. Licensee shall give Licensor reasonable access to the workstations, servers and network with remote access software and to the Software including dial-up access of at least 56K Baud.

         Updates. Licensor shall provide to Licensee at no additional cost, any updates, error corrections, modifications, or enhancements of the licensed Software options, which are developed or published by Licensor and made generally available to other customers of the Software at no additional cost. Any new products developed or published by Licensor will be offered to Licensee at Licensor's then current published rates. Any new versions of the Software will be made available upon payment of the following year's Annual Maintenance Fee.

         Telephone Assistance and Electronic Mail. Licensor shall provide Licensee telephone assistance, including software error detection and general software support, during normal business hours. 9:00 AM EST - 5:00 PM EST Monday through Friday. Licensor also shall provide electronic mail support to Licensee during the aforementioned hours.